UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: May 13, 2025
(Date of earliest event reported)
SUN COMMUNITIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 300,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year
On May 13, 2025, the Board of Directors of Sun Communities, Inc. (the “Company”) approved and adopted the Company’s Fifth Amended and Restated Bylaws (the “Bylaws”), which restate the Company’s Fourth Amended and Restated Bylaws, to modernize and clarify the Company’s Bylaws and align the provisions of the Company’s Bylaws with common practice among publicly-traded Maryland corporations and incorporate new provisions of Maryland law. The Bylaws include the revisions described below, as well as certain other revisions.

Article II, Section 12 of the Bylaws, was revised to include additional restrictions and requirements for shareholder nominations for election to the Board of Directors and submission of shareholder proposals to be considered by the shareholders at annual and special meetings of shareholders.

Article III, Section 20 was added to provide that the Company or its shareholders may ratify and make binding past acts, omissions, failures to act and determinations not to act by the Company or its officers to the extent they could have originally been authorized by the Board or the shareholders, and if so ratified, such action shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Company and its shareholders.

Article XIII was added to provide that derivative actions brought on behalf of the Company, internal corporate claims, actions asserting a claim of breach of duty by the Company’s directors, officers, employees or agents, and certain other litigation shall be brought exclusively in Maryland state courts or in the United States District Court for the District of Maryland, Northern Division. These choice of forum provisions do not apply to claims arising under the federal securities laws, or any other claim for which the federal courts have exclusive jurisdiction. In addition, unless the Company consents to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for actions brought under the Securities Act of 1933, as amended, in connection with any offering of the Company’ securities.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders
The Company held its Annual Meeting of Shareholders on May 13, 2025 (the “Annual Meeting”). The votes cast with respect to each item of business properly presented at the Annual Meeting are as follows:

(a) Proposal 1 – Election of Directors

Shareholders elected nine directors to serve until the 2026 Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified, or their earlier resignation or removal, as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Tonya Allen	109,279,805	7,504,205	279,901	2,459,755
Meghan G. Baivier	115,268,512	1,778,054	17,345	2,459,755
Jeff T. Blau	116,433,433	604,351	26,127	2,459,755
Mark A. Denien	116,713,083	332,972	17,856	2,459,755
Jerome W. Ehlinger	115,272,160	1,774,111	17,640	2,459,755
Brian M. Hermelin	114,538,516	2,506,957	18,438	2,459,755
Craig A. Leupold	115,399,537	1,638,231	26,143	2,459,755
Clunet R. Lewis	110,148,842	6,896,279	18,790	2,459,755
Gary A. Shiffman	109,915,828	7,133,242	14,841	2,459,755

(b) Proposal 2 – Non-binding Advisory Vote on Executive Compensation:

Shareholders approved the non-binding advisory vote on executive compensation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
110,688,567	6,290,689	84,655	2,459,755

(c) Proposal 3 – Ratification of Selection of Independent Registered Public Accounting Firm:

Shareholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, as follows:

Votes For	Votes Against	Abstentions
114,919,200	4,595,777	8,689

(d) Proposal 4 – Approval of an Amendment to the Company’s 2015 Equity Incentive Plan to Extend the Term of the Plan:

Shareholders approved the amendment to the Company’s 2015 Equity Incentive Plan to extend the term of the plan to December 31, 2035, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
113,185,709	3,796,472	81,730	2,459,755

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description

3.1    Fifth Amended and Restated Bylaws of Sun Communities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: May 15, 2025	By:	/s/ Fernando Castro-Caratini
Fernando Castro-Caratini, Executive Vice President, Chief Financial Officer, Secretary and Treasurer